SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2006

STATE BANCORP, INC.
(Exact name of registrant as specified in its charter)

    New York                                   0-14874          11-2846511
(State or other jurisdiction of             (Commission    (I.R.S. Employer
incorporation or organization)                 File Number)    Identification No.)

699 Hillside Avenue, New Hyde Park, NY    11040-2512
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number including area code:  (516) 437-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

State Bancorp, Inc., parent company of State Bank of Long Island, announced that options to purchase 164,745 shares of the Company’s common stock were granted on November 13, 2006 to President and Chief Operating Officer Thomas M. O’Brien at the exercise price of $17.84 per share. The options were granted under the terms of Mr. O’Brien’s employment agreement, a copy of which was filed as Exhibit 10(m) to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 7, 2006. A copy of the Non-Qualified Stock Option Agreement is furnished herein as Exhibit 10(m)(i).

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10 (m) (i)  Nonqualified Stock Option Agreement dated November 13, 2006 between Thomas M. O’Brien and State Bancorp, Inc.

99.1    Press release issued by the Company on November 15, 2006, announcing stock options granted to President and Chief Operating Officer Thomas M. O’Brien under the terms of Mr. O’Brien’s employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE BANCORP, INC.

DATE: November 15, 2006

By: /s/ Brian K. Finneran
           Brian K. Finneran, Secretary/Treasurer